Exhibit 5.1


                 [Letterhead of Sidley Austin Brown & Wood LLP]





                                              February 22, 2004


USAA Acceptance, LLC
9830 Colonnade Blvd., Suite 600
San Antonio, Texas 78230


Re:      USAA Acceptance, LLC Registration Statement on Form S-3
         -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for you in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $8,000,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates (the "Certificates" and, together with the Notes, the "Securities"). Each series of Notes will be issued pursuant to an indenture substantially in the form filed as an exhibit to the Registration Statement (an "Indenture") by and between the issuing trust and the indenture trustee named in the related prospectus supplement. Certain series of Certificates will be issued pursuant to a pooling and servicing agreement substantially in the form filed as an exhibit to the Registration Statement (the "Pooling and Servicing Agreement") by and between a trustee named in the related prospectus supplement and USAA Acceptance, LLC (the "Registrant").

     We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities.

     Based on the foregoing and subject to the assumptions, qualifications and limitations set forth below, we are of the opinion that:

     1. When a Pooling and Service Agreement has been duly authorized by all necessary action by the parties thereto and has been duly executed and delivered by the parties thereto, and when the Certificates issued pursuant to that Pooling and Service Agreement have been duly executed, authenticated and delivered and paid for as described in the related prospectus and prospectus supplement, such Certificates will be validly issued, fully paid and non-assessable and subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     2. When an Indenture has been duly authorized by all necessary action by the parties thereto and has been duly executed and delivered by the parties thereto, and the Notes issued pursuant to such Indenture have been duly executed, authenticated and delivered and paid for as described in the prospectus supplement, such Notes will be validly issued and binding obligations of the issuing trust, fully paid and non-assessable and subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     In rendering the foregoing opinions, we have assumed that each party to the Pooling and Servicing Agreement and the Indenture has full power and authority to enter into and perform its obligations under those agreements, as applicable. In addition, we have assumed that the Pooling and Servicing Agreement, the Certificates, the Indenture and the Notes will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Certificates and Notes will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,


                                           /s/ Sidley Austin Brown & Wood LLP
                                           Sidley Austin Brown & Wood LLP



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